Exhibit (a)(5)
CERTIFICATE
     The undersigned hereby certifies that he is the Secretary of Morgan Stanley Diversified Income Trust (the “Trust), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on January 28, 2003, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on April 22, 2003, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.
     Dated this 10th day of April, 2003.

/s/ Barry Fink
Barry Fink
Secretary

AMENDMENT

Dated:	April 10, 2003
To be Effective:	April 22, 2003
TO
MORGAN STANLEY DIVERSIFIED INCOME TRUST
DECLARATION OF TRUST
DATED
DECEMBER 18, 1991

Amendment dated April 10, 2003 to the Declaration of Trust
(the “Declaration”) of Morgan Stanley Diversified Income Trust (the “Trust”)
dated December 18, 1991
     WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and
     WHEREAS, the Trustee of the Trust have deemed it advisable to change the name of the Trust to “Morgan Stanley Flexible Income Trust,” such change to be effective April 22, 2003;
     NOW, THEREFORE:
     1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:
“Section 1.1. Name. The name of the Trust created hereby is the Morgan Stanley Flexible Income Trust and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.”
     2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that that subsection shall read in its entirety as follows:
“Section 1.2. Definitions...
(o) “Trust” means the Morgan Stanley Flexible Income Trust.”
     3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.
     4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 10th day of April, 2003.
[signed in counterpart]

/s/ Michael Bozic	/s/ Charles A. Fiumefreddo

Michael Bozic, as Trustee	Charles A. Fiumefreddo, as Trustee
and not individually	and not individually
c/o Mayer, Brown & Platt	c/o Morgan Stanley Trust
Counsel to the Independent Trustees	Harborside Financial Center, Plaza Two
1675 Broadway	Jersey City, NJ 07311
New York, NY 10019

/s/ Edwin J. Garn	/s/ Wayne E. Hedien

Edwin J. Garn, as Trustee	Wayne E. Hedien, as Trustee
and not individually	and not individually
c/o Summit Ventures LLC	c/o Mayer, Brown & Platt
1 Utah Center	Counsel to the Independent Trustees
201 S. Main Street	1675 Broadway
Salt Lake City, UT 84111	New York, NY 10019

/s/ James F. Higgins	/s/ Manuel H. Johnson

James F. Higgins, as Trustee	Manuel H. Johnson, as Trustee
and not individually	and not individually
c/o Morgan Stanley Trust	c/o Johnson Smick International Inc.
Harborside Financial Center, Plaza Two	1133 Connecticut Avenue, NW
Jersey City, NJ 07311	Washington, D.C. 20036

/s/ Michael E. Nugent	/s/ Philip J. Purcell

Michael E. Nugent, as Trustee	Philip J. Purcell, as Trustee
and not individually	and not individually
c/o Triumph Capital, L.P.	1585 Broadway
237 Park Avenue	New York, NY 10036
New York, NY 10017

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)
     On this 10th day of April, 2003, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JAMES F. HIGGINS, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT and PHILIP J. PURCELL, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

/s/ Rosemarie Costagliola
Notary Public

Rosemarie Costagliola
NOTARY PUBLIC, State of New York
No. 01CO6016161
Qualified in New York County
Commission Expires November 9, 2006